Exhibit 10.2
INVESTOR RIGHTS AGREEMENT
     This Investor Rights Agreement (this “Agreement”) is dated as of the 29th day of May, 2007, and is made by and between Lime Energy Co., a Delaware corporation (the “Company”), and the holders of the Term Notes due May 31, 2010, issued by the Company (such holder is referred to herein as the “Lender,” and collectively as the “Lenders”).
W I T N E S S E T H:
     WHEREAS, Lenders and the Company are parties to that certain Loan Agreement dated as of the date hereof pursuant to which Lenders have agreed to make certain loans available to the Company, on and subject to the terms and conditions set forth therein (the “Loan Agreement”); and
     WHEREAS, the execution and delivery by the parties hereto of this Agreement is one of the conditions precedent to the obligation of Lenders to make loans to the Company under the Loan Agreement; and
     WHEREAS, the parties desire to set forth certain additional understandings among themselves relating to the obligations of the Company to Lenders and to certain other matters, all as more fully described herein;
     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agrees as follows:
     1. Definitions. Terms which are defined in the Loan Agreement and which are used in capitalized form herein and not otherwise specifically defined herein are used with the meanings given such terms in the Loan Agreement. The following terms shall have the indicated meanings:
     “Fair Market Value” means, the fair market value of a share of Common Stock as of the applicable date (the “Determination Date”), determined as follows:
     (a) If the Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.(“Nasdaq”), then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date.
     (b) If the Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last Business Day immediately preceding the Determination Date.
     “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as in effect from time to time.

     “SEC” means the Securities and Exchange Commission of the United States of America.
     “Securities Act” means the Securities Act of 1933, as amended, and the regulations of the SEC promulgated thereunder, as in effect from time to time.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations of the SEC promulgated thereunder, as in effect from time to time.
     “Warrant” means the Warrant referred to in the Loan Agreement.
     “Warrant Shares” has the meaning give such term in the Warrant.
     2. Payment of Interest by Delivery of Shares of Common Stock. The parties hereto hereby agree with respect to all interest payments payable by the Company under the Loan Agreement and the Notes delivered thereunder that, provided that the Company’s common stock, par value $0.0001 per share (“Common Stock”) continues to be publicly traded and the Company continues to comply with the reporting requirements of the Securities Exchange Act, the Company will pay in cash one-half (1/2) of each such interest payment and will pay the other one-half (1/2) of each such interest payment by issuance of shares of Common Stock having a Fair Market Value equal to one-half (1/2) of the amount of such interest payment; provided that the Company shall not be obligated to issue fractional shares and any fractional share shall be rounded to the nearest whole number. All shares of Common Stock issued in payment of interest will be ‘restricted securities’ for purposes of Rule 144.
     3. Conversion.
     (a) At the option of any Lender, exercisable at any time by not less than three (3) Business Days’ prior written notice, any or all of such Lender’s Loan may be converted into shares of the Common stock at a conversion price of $1.00 per share (the “Conversion Price”). Any such written notice shall be delivered at the address for the Company applicable under the Loan Agreement and shall state the amount of principal and interest being converted and the applicable conversion date (which shall not be earlier than the date upon which such notice is given to the Company).
     (b) The outstanding principal balance of the Loan and all accrued unpaid interest thereon shall automatically be converted into shares of Common Stock at the Conversion Price, without notice or other action by the Company or Lenders, if, at any time after May 31, 2008, for twenty (20) Business Days in any period of thirty (30) consecutive Business Days, the Fair Market Value of the Common Stock is higher than $1.50 per share.
     (c) All shares of Common Stock issued under this Section 3 will be restricted securities for purposes of Rule 144.
     (d) In the event of any issuance of shares pursuant to this Section 3, the Company shall, on or before the tenth (10th) Business Day following the date when conversion occurs deliver at the

Company’s expense to the respective Lender, a certificate or certificates for the shares of Common Stock being issued registered in the name of such Lender.
     (e) Upon the Company’s receipt of a notice of conversion from a Lender under clause (a) above, or upon automatic conversion under clause (b) above, such Lenders shall be deemed for all corporate purposes to have become the holder of record of the shares of Common Stock with respect to which such conversion occurs (which, for purposes of clause (a) shall be the date specified in the notice given with respect to a conversion under clause (a)), irrespective of the date of delivery of certificates evidencing such shares.
     4. Legends. Unless upon their issuance such shares of Common Stock are then registered under the Securities Act pursuant to an effective registration statement, any certificates representing shares of Common Stock issued under Section 2 or Section 3 hereof shall bear a legend substantially in the following form:
THE SHARES OF COMMON STOCK OF LIME ENERGY CO. (THE “THE COMPANY”) REPRESENTED BY THIS CERTIFICATE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (A) SUBSEQUENTLY REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE SHARES TO BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED ARE BEING OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.
     5. Registration Rights. The Company shall:
     (a) Demand Registration. In the event the Company shall receive from a Lender a written request that the Company effect any registration, qualification or compliance under the Securities Act with respect to at least thirty-three percent (33%) of the aggregate Warrant Shares and the shares of Common Shares which have been issued to such Lender pursuant to Section 2 or Section 3 of this Agreement (“Agreement Shares,” and, collectively with the Warrant Shares, the “Registrable Securities”) for resale by the Lenders from time to time through the over-the-counter market or in privately-negotiated transactions or otherwise, the Company, as soon as practicable, shall (i) use its best efforts to prepare and file with the SEC a registration statement (the “Registration Statement”), and (ii) provide to each Lender a draft of the Registration Statement for review and comment within thirty (30) days after receipt of the initial Lender’s request for such registration. Notwithstanding the foregoing, the Company shall have no obligations pursuant to this Section 5(a) unless the number of shares to be registered for the Lenders pursuant to this Section 5(a) shall be at least 1,000,000 in the aggregate, which amount shall be subject to adjustment for stock splits and other similar pro rata combinations of the Company’s common stock.

     (b) Subject to the provisions of clause (g) below, and to receipt of all necessary information from the Lenders, the Company uses reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable after filing thereof, and in any event within ninety (90) days after filing thereof.
     (c) Use reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of the date (i) when all Registrable Securities have been sold, or (ii) the date that is the eighteenth (18th) month anniversary of the date the Registration Statement shall have been declared effective.
     (d) File any documents required of the Company for customary “blue sky” clearance in Illinois.
     (e) File with the SEC in a timely manner the reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Lender, make publicly available other information so long as necessary to permit sales by Lenders under Rule 144), all to the extent required to enable Lenders to sell the Registrable Securities from time to time without registration under the Securities Act within the limitations provided by Rule 144; provided, however, that nothing in this Agreement shall require the Company to file reports under the Securities Act or the Securities Exchange Act, to register any of its securities under the Securities Exchange Act, or to make publicly available any information concerning the Company at any time when it is not required by law or by any other agreement by which it is bound to do any of the foregoing.
     (f) All expenses relating to the registration and offering of the Registrable Securities pursuant to this Section 5 shall be borne by the Company, except that Lenders shall bear underwriting and selling commissions attributable to the Registrable Securities being registered and any transfer taxes on shares being sold by Lenders.
     (g) In addition to and without limitation of any other covenant of Lenders contained in this Agreement, each Lender who desires to have its Registrable Securities registered pursuant to this Section 5 shall:
     (i) Furnish to the Company, upon the Company’s request, all information regarding Lenders and the intended distribution of the Registrable Securities for the purpose of preparing such Registration Statement, to the extent that such information is required to comply with applicable legal requirements; and
     (ii) Upon the Company’s request, notify the Company of the number of Registrable Securities that have been sold and remain to be sold pursuant to any the Registration Statement; and
     (iii) promptly notify the Company when all registered Registrable Securities have been sold.
     (h) Lender agrees not to effect any disposition of any Registrable Securities or the right to purchase any Registrable Securities that would constitute an offer or sale within the meaning of the

Securities Act except as contemplated in this Section 5 or pursuant to an exemption from registration under the Securities Act.
     (i) The Company will promptly notify Lender at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.
     (j) The Company will furnish to Lender with respect to the Registrable Securities registered under the Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of the Registration Statement and any amendment or supplement thereto and of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act as Lender shall reasonably request.
     (k) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Company may, subject to the last sentence of this clause (k), temporarily suspend the use of the prospectus forming a part of such registration statement in the event that, and during such period as,
     (i) the Company is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required to be included or incorporated by reference in such prospectus or registration statement, and
     (ii) the Board of Directors of the Company determines in good faith that such disclosure would have a material adverse effect on any such confidential negotiations or other confidential business activities or would be materially detrimental to the Company.
In such event, subject to the last sentence of this clause (k), the Company may suspend the use of such prospectus until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act. Anything herein to the contrary notwithstanding, the Company does not have the right to suspend the use of such prospectus or otherwise restrict Lender’s ability to sell or otherwise transfer the Registrable Securities for a period of more than 90 days (which need not be consecutive days) in any twelve month period.
     (l) The Company will promptly inform Lender when any stop order by the SEC has been issued with respect to the Registrable Securities and use its best efforts to promptly cause such stop order to be withdrawn.

     (m) The Company will cause all Registrable Securities registered pursuant to such Registration Statement to be listed on each securities exchange or market system on which the Company’s Common Stock then is listed.
     (n) The Company will take such other actions as may be reasonably necessary to effect the registration of the resale of the Registrable Securities in accordance with the terms of this Agreement, to allow such Registrable Securities to trade in the same market system or exchange where the Company’s Common Stock then trades, and to comply with all rules and regulations of the SEC applicable thereto.
     (o) Indemnification and Contribution. For the purpose of this clause (o), the term “Lender Party” shall include the Lender and its respective officers, directors, and any Person which controls Lender, and the term “Registration Statement” shall include the Registration Statement to be filed pursuant to this Section 5 and any final prospectus, supplement or amendment included in or relating to such Registration Statement.
     The Company agrees to indemnify and hold harmless each Lender Party from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Registration Statement and the Company will reimburse such Lender Party for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any such untrue statement or omission made in such Registration Statement in reliance upon written information furnished to the Company by or on behalf of Lender or any Lender Party expressly for use in preparation of the Registration Statement, or the failure of such Lender Party to comply with the covenants and agreements of the Lender contained in this Section 5 respecting sale of any Registrable Securities or any statement or omission in any prospectus that is corrected or made not misleading in any subsequent prospectus that was delivered to Lender or such Lender Party prior to the pertinent sale or sales by such Lender Party.
     Each Lender agrees, severally and jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each of its officers and directors who sign the Registration Statement) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure by such Lender or any respective Lender Party to comply with the covenants and agreements of such Lender contained in Section 4 hereof respecting sale of any Registrable Securities, or any untrue statement or alleged untrue statement of a material fact contained (or incorporated by reference), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the

Registration Statement on the effective date thereof if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Lender or any respective Lender Party for use in preparation of such Registration Statement. Each Lender will reimburse, severally and not jointly, the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of any Lender hereunder be greater in amount than the dollar amount of the net proceeds received by such Lender and the respective Lender Parties upon the sale of the Registrable Securities giving rise to such indemnification obligation.
     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this clause (o), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel (in addition to local counsel) at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties collectively without regard to the number of Lenders or Lender Parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties in accordance with the provisions of this clause (o).
     If the indemnification provided for in this clause (o) from the indemnifying person is determined by a court of competent jurisdiction to be unavailable to an indemnified person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified persons in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission, has been made by, or relates to information supplied by, such indemnifying person or indemnified persons, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this clause (o), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (o) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this clause (o), no Lender shall be required to contribute any amount in excess of the dollar amount of the gross proceeds received by such Lender and the respective Lender Parties upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (p) The conditions precedent imposed upon the transferability of the Registrable Securities by this Section 5 shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
     (q) So long as a registration statement is effective covering the resale of any Registrable Securities, the Company will furnish to each Lender:
     (i) As soon as practicable after available (but in the case of the Company’s Annual Report on Form 10-K, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report on Form 10-K or equivalent form (which shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), and (ii) a full copy of the Registration Statement covering the Registrable Securities which are registered thereby (the foregoing, in each case, excluding exhibits);
     (ii) Upon the reasonable request of any Lender, any exhibits excluded by the parenthetical to clause (i) of this clause (q) and all other information that is made available to stockholders; and
     (iii) Upon the reasonable request of any Lender, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;
and the Company, upon the reasonable request of any Lender, will meet with such Lender or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with Lender conducting an investigation for the purpose of reducing or eliminating Lender’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters.
     (r) Piggyback Registration Rights. In the event that the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Lender written notice of such determination and, if within fifteen (15) days after receipt of such notice, any Lender shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities which such Lender requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining such Lender’s cooperation substantially on the terms set forth above in this Section 5.
     6. No Shorting. Each Lender agrees that it and its Affiliates will not and will not cause any person or entity, directly or indirectly, to, engage in “short sales” of the Common Stock or any other hedging strategies with respect to the Common Stock, as long as the Note or any part of the Term Loan principal balance shall be outstanding.
     7. Arbitration. In the event of any and all disagreements and controversies arising from this Agreement, such disagreements and controversies shall be subject to binding arbitration as arbitrated in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Chicago, Illinois before one neutral arbitrator. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Without waiving any remedy under this Agreement, either party may also seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy). In the event of any such disagreement or controversy, neither party shall directly or indirectly reveal, report, publish or disclose any information relating to such disagreement or controversy to any person, firm or corporation not expressly authorized by the other party to receive such information or use such information or assist any other person in doing so, except to comply with actual legal obligations of such party, or unless such disclosure is directly related to an arbitration proceeding as provided herein, including, but not limited to, the prosecution or defense of any claim in such arbitration. The costs and expenses of the arbitration (excluding attorneys’ fees) shall be paid by the non-prevailing party or as determined by the arbitrator.
     8. Miscellaneous.
     (a) All of the WHEREAS clauses and other recitals at the beginning of this Agreement are hereby incorporated into and made part of this Agreement.
     (b) This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Lender shall assign its rights under this Agreement except in connection with an assignment under the Loan Agreement permitted by the terms thereof.

     (c) This Agreement may be amended only by written execution by all parties. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and acknowledged by the party against whom enforcement is sought, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.
     (d) The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (e) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     (f) Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     (g) This Agreement may be executed in one or more counterparts, all of which shall be deemed but one and the same agreement and each of which shall be deemed an original. Delivery by facsimile of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
     (h) THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.
     (i) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz

Name: Jeffrey Mistarz
Title: Executive Vice President and Chief Financial Officer

LENDER

By:	/s/ Richard Kiphart

Name: Richard P. Kiphart

By:

Name:

Title: